UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 29, 2023

Avantor, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38912	82-2758923
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Radnor Corporate Center, Building One, Suite 200
100 Matsonford Road
Radnor, Pennsylvania 19087
(Address of principal executive offices, including zip code)
(610) 386-1700
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Exchange on which registered
Common Stock, $0.01 par value	AVTR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On June 29, 2023 (the “Effective Date”), Avantor, Inc.’s (the “Company”) wholly owned subsidiary, Avantor Funding, Inc. (“Avantor Funding”), entered into Amendment No. 11 (the “Amendment”) to Credit Agreement, dated as of November 21, 2017 (as amended by Amendment No. 1 to Credit Agreement, dated as of November 27, 2018, Amendment No. 2 to Credit Agreement, dated as of June 18, 2019, Amendment No. 3 to Credit Agreement, dated as of January 24, 2020, Amendment No. 4 to Credit Agreement, dated as of July 14, 2020, Amendment No. 5 to Credit Agreement, dated as of November 6, 2020, Amendment No. 6 to Credit Agreement, dated as of June 10, 2021, Amendment No. 7 to Credit Agreement, dated as of July 7, 2021, Amendment No. 8 to Credit Agreement, dated as of November 1, 2021, Amendment No. 9 to Credit Agreement, dated as of April 7, 2022, Amendment No. 10 to Credit Agreement, dated as of March 17, 2023, and as further amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Vail Holdco Sub LLC, Avantor Funding, each of the Guarantors, Goldman Sachs Bank USA, as administrative agent and collateral agent (the “Administrative Agent”), Swing Line Lender and an L/C Issuer and the lenders party thereto (the “Lenders”).
Pursuant to the Amendment, Avantor Funding obtained $515 million of refinancing revolving credit commitments (the “Replacement Revolving Commitments”) which refinanced its existing revolving credit commitments under the Credit Agreement (the “Existing Revolving Commitments”) in full and substantially concurrently therewith obtained a $460 million increase to the Replacement Revolving Commitments (the “Additional Revolving Commitments and, together with the Replacement Revolving Commitments, the “New Revolving Commitments”). After giving effect to the transactions described in the foregoing sentence, the aggregate amount of New Revolving Commitments under the Credit Agreement (which constitute all of the revolving commitments under the Credit Agreement) is $975 million.
The final stated maturity of the New Revolving Commitments is June 29, 2028, subject to an earlier springing maturity to (i) with respect to the Incremental B-5 Dollar Term Loans (as defined in the Credit Agreement), the date that is 91 days before the seventh anniversary of the Incremental B-4 Dollar Term Loan Amendment Effective Date (as defined in the Credit Agreement), (ii) with respect to the Incremental B-4 Euro Term Loans (as defined in the Credit Agreement), the date that is 91 days before the seventh anniversary of the Amendment No. 6 Effective Date (as defined in the Credit Agreement), (iii) with respect to the Incremental B-5 Euro Term Loans (as defined in the Credit Agreement), the date that is 91 days before the fifth anniversary of the Amendment No. 6 Effective Date (as defined in the Credit Agreement) and (iv) with respect to the Senior Secured Notes (as defined in the Credit Agreement), the date that is 91 days prior to November 1, 2025, in each case to the extent that more than $400 million of any such applicable class of Term Loans or Senior Secured Notes (each as defined in the Credit Agreement) have not been repaid or refinanced as of such date. The interest rate and commitment fees in respect of the New Revolving Credit Commitments are the same as the interest rate and commitment fees in respect of the Existing Revolving Commitments.
The New Revolving Commitments are guaranteed by the same subsidiaries of the Company (the “Guarantors”) that guarantee the existing credit facilities under the Credit Agreement. The New Revolving Commitments and the guarantees thereof are secured by the same collateral of Avantor Funding and the Guarantors that secures Avantor Funding’s obligations under the Credit Agreement on a pari passu basis.
In addition, the Administrative Agent, certain of the lenders and/or their respective affiliates have provided the Company and its affiliates with financial advisory, commercial banking and investment banking services for which they received customary fees and expenses. The foregoing is a summary of the material terms of the Amendment, does not purport to be complete, and is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of Registrant.
The information set forth in Item 1.01 is incorporated into this Item 2.03 by reference.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1
Amendment No. 11 to Credit Agreement, dated as of November 21, 2017, among Vail Holdco Sub LLC, Avantor Funding, Inc., each of the Guarantors, each of the lenders from time to time party thereto and Goldman Sachs Bank USA, as administrative agent and collateral agent, Swing Line Lender and an L/C Issuer.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avantor, Inc.

Date: July 5, 2023	By:	/s/ Justin Miller
		Name:	Justin Miller
		Title:	Executive Vice President, General Counsel and Secretary (Duly Authorized Officer)